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                                                                 Exhibit 10.24



[SYSTEMED LETTERHEAD]

August 17, 1995



Mr. Jerry Brehany
20351 Densmore
Huntington Beach, California  92646

Dear Jerry:

I am pleased to confirm in writing the terms of your promotion to the position of Vice President of Mail Service Operations for Systemed Pharmacy Inc., effective August 21, 1995, which you have already agreed to. The following are the compensation terms that are connected with this promotion:

Compensation:            -    Base Salary of $114,000 per year.

                         - Annual bonus equal to 20% of base salary upon the achievement of Company targets established by the Board of Directors and Management.

Stock Options:           -    A stock option grant for 45,000 shares of
                              Systemed Inc. common stock, with a date of grant of July 25, 1995, vesting 20% six months after grant and 20% on each anniversary of such six month date thereafter.

Relocation Expense:      -    The Company will provide you with a lump sum
                              relocation allowance of $15,000.

                         - The Company will pay a daily rate of $75.00 per day for your temporary living expenses (food, lodging and car rental expenses) for a period of 90 days.

Relocation Allowance:    -    Should your position be eliminated,
                              responsibilities significantly reduced, or involuntarily relocated outside of Des Moines as a result of a "Terminating Transaction" as defined in the 1993 Employee Stock Option Plan, you will be paid a relocation allowance of $20,000.
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[SYSTEMED LETTERHEAD]

Mr. Brehany
August 17, 1995
Page 2



It is the policy of the Company that your employment will be on an at will basis, and nothing contained herein should be construed as a contract of employment.

Congratulations on your promotion, and the best of luck to you in your new position.

Sincerely,

/s/ Ken

Kenneth J. Kay
Senior Vice President, Finance and Administration and
Chief Financial Officer

/jag